Exhibit 10.11

Richards

Restricted Stock Award

(The Joint Corp. 2012 Stock Plan)

Subject to the following Terms of Award, The Joint Corp., a Delaware corporation (the “Company”), hereby grants to John B. Richards, a consultant to the Company (the “Consultant”), 225,000 restricted shares of the Company’s Common Stock, par value $.001 per share (the “Restricted Shares”), in two tranches, the first tranche consisting of 37,500 Restricted Shares (“Grant A”) and the second tranche consisting of 187,500 Restricted Shares (“Grant B”), as of January 1, 2014 (the “Grant Date”).

Terms of Award

1.          Plan and Employment Agreement

This Award has been granted under The Joint Corp. 2012 Stock Plan (the “Plan”). The Plan is incorporated in this Award by reference.

Capitalized terms used in this Award without being defined, either in the attached Exhibit A or parenthetically in the body of this Award, have the same meanings that they have in the Plan.

2.          Vesting

Subject to Paragraph 3, the Restricted Shares shall vest as follows:

(a)          The 37,500 Grant A Restricted Shares shall vest in 48 monthly installments of 782 Restricted Shares each for the first 36 monthly installments and 781 Restricted Shares each for the last 12 monthly installments, with the monthly installments beginning on the Grant Date and continuing on the first day of the month for the next 47 months.

(b)          If there is a Successful IPO during the Service Term, the 187,5000 Grant B Restricted Shares shall vest over a 36-month period beginning on the date of closing of the IPO as follows:

(1)         93,750 Grant B Restricted Shares shall vest in 12 monthly installments of 7,813 Restricted Shares each for the first six monthly installments and 7,812 Restricted Shares each for the last six monthly installments, with the monthly installments beginning on the date of closing of the Successful IPO and continuing on the first day of the month for the next 11 months;

(2)         56,250 Grant B Restricted Shares shall vest in 12 monthly installments of 4,688 Restricted Shares each for the first six monthly installments and 4,687 Restricted Shares each for the last six monthly installments, with the monthly installments beginning on the date of the first anniversary of the closing of the Successful IPO and continuing on the first day of the month for the next 11 months; and

(3)         37,500 Grant B Restricted Shares shall vest in 12 equal monthly installments of 3,125 Restricted Shares each, with the monthly installments beginning on the date of the second anniversary of the closing of the Successful IPO and continuing on the first day of the month for the next 11 months.

Except as provided in the following subparagraph (c), none of the 187,500 Grant B Restricted Shares shall vest if a Successful IPO does not occur during the Service Term.

(c)          Notwithstanding anything to the contrary in the preceding subparagraphs (a) and (b), if

(1)         the Company participates in a Business Combination during the Service Term and

(2)         the aggregate consideration received by the Company or its stockholders in the Business Combination exceeds $30,000,000,

sufficient unvested Grant A and Grant B Restricted Shares shall vest immediately prior to the closing of the Business Combination so that, taking into account Grant A and Grant B Restricted Shares that have previously vested, the vested Grant A and Grant B Restricted Shares immediately prior to the closing of the Business Combination are the same percentage of the 225,000 Restricted Shares as the aggregate consideration received by the Company or its stockholders in the Business Combination in excess of $30,000,000 is to $120,000,000.

3.          Voluntary and Involuntary Terminations

Notwithstanding anything to the contrary in Paragraph 2:

(a)          in the event of a Voluntary Termination for any reason other than the Consultant’s death or becoming Disabled, the Consultant’s rights in respect of and interest in all unvested Restricted Shares as of the date of the Voluntary Termination shall lapse and those shares shall be canceled;

(b)          in the event of a Voluntary Termination by reason of the Consultant’s death or becoming Disabled, one-third of the unvested Restricted Shares as of the date of the Voluntary Termination shall vest on such date, and the Consultant’s rights in respect of and interest in the remaining unvested Restricted Shares shall lapse and those shares shall be canceled;

(c)          in the event of an Involuntary Termination other than for Cause, and subject to the Consultant’s entering into a release and settlement agreement with the Company reasonably satisfactory to the parties, all unvested Restricted Shares as of the date of the Involuntary Termination shall vest on such date;

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(d)          in the event of an Involuntary Termination for Cause, the Consultant’s rights in respect of and interest in all unvested Restricted Shares as of the date of the Involuntary Termination shall lapse and those shares shall be canceled; and

(e)          if the Company terminates the Consultant’s employment following the occurrence of a Change in Control, all unvested Restricted Shares as of date of such termination or entitlement shall vest on such date.

4.          Other Agreements

This Award is subject to the condition that the Consultant becomes a party to and bound by (i) the Stockholders Agreement dated as of March 10, 2010 entered into by the Company and certain of its stockholders (the “Stockholders Agreement”) and (ii) the Right of First Refusal and Tag Along Rights Agreement dated as of March 10, 2010 entered into by the Company and certain of its stockholders (the “Right of First Refusal Agreement”).

By acceptance of this Award, the Consultant agrees to be a party to and bound by the Stockholders Agreement and the Right of First Refusal Agreement as if he were an original signatory to each of those agreements, and in this regard, he agrees to sign any joinder agreement or instrument of accession that may be required.

5.          Stock Certificates

The Company shall be the custodian for all shares of Restricted Stock. Reasonably promptly following the Consultant’s written request after any unvested Restricted Shares have become vested, the Company shall issue and deliver to the Consultant a stock certificate in the Consultant’s name representing those vested Restricted Shares on the Company’s stock records.

Each stock certificate issued to the Consultant shall bear a legend substantially in the following form:

The shares of the Common Stock, par value $.001 per share (these “Shares”), of The Joint Corp., a Delaware corporation (the “Company”), represented by this Certificate are subject to the Stockholders Agreement dated as of March 10, 2010 entered into by the Company and certain of its stockholders (as it may be amended or superseded, the “Stockholders Agreement”), a copy of which may be obtained from the Company upon written request); and by accepting any interest in these Shares the person accepting such interest shall be deemed to agree to and shall become bound by all of the provisions of the Stockholders Agreement.

6.          Voting and Distributions

The Consultant shall have the right to vote all vested Restricted Shares, and shall be entitled to all dividends and distributions in respect of vested Restricted Shares, in either case regardless of whether a stock certificate representing those shares has been issued to the Consultant.

The Consultant shall not have the right to vote any unvested Restricted Shares. All dividends and distributions in respect of unvested Restricted Shares (for example, shares of the Company’s Common Stock issued by reason of a stock split, reverse stock split or stock dividend) shall be treated as additional unvested Restricted Shares subject to the terms of this Award.

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7.          Tax Liability

Unless the Consultant has made a timely election under section 83(b) of the Internal Revenue Code of 1986 to be taxed as of the Grant Date rather than as the Restricted Shares become vested, the Company shall have the right, upon the vesting of any Restricted Shares, to deduct or withhold, or require the Consultant to remit to the Company, an amount sufficient to satisfy the federal, state, local and other taxes (including the Participant’s FICA obligation) that the Company is required to withhold by reason of such vesting. The Company may permit the Consultant to satisfy this withholding obligation by any of the methods described in Section 14(b) of the Plan.

8.          Transferability

This Award may not be transferred, assigned or pledged (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

9.          Interpretation

This Award is subject to the terms of the Plan, as the Plan may be amended (but except as required by applicable law, no amendment of the Plan after the Grant Date shall adversely affect the Consultant’s rights in respect of the Award without the Consultant’s consent).

If there is a conflict or inconsistency between this Award and the Plan, the terms of the Plan shall control. The Administrator’s interpretation of this Award and the Plan shall be final and binding.

10.         Governing Law

This Award shall be governed in accordance with the laws of the State of Arizona.

11.         Binding Effect

This Award shall be binding on the Company and the Consultant and on the Company’s successors and the Consultant’s heirs and legal representatives.

12.         Effective Date. This Award shall not become effective until the Consultant’s acceptance of this Award and his agreement to be bound by the Stockholders Agreement and the Right of First Refusal Agreement. Upon such acceptance and agreement, this Award shall become effective as of the Grant Date without the necessity of further action by either the Company or the Consultant.

The Joint Corp.

By
Name:
Title:

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Acceptance by Consultant

I accept this Restricted Stock Award and agree to be bound by all of its terms. I acknowledge receipt of copies of the Plan, Stockholders Agreement and Right of First Refusal Agreement. I agree to be bound by the Stockholders Agreement and the Right of First Refusal Agreement as if I were an original signatory to each of those agreements, and in this regard, I agree to sign any joinder agreement or instrument of accession that may be required.

John B. Richards

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Exhibit A

Definitions

Cause means:

(a)          the intentional engagement by the Consultant in misconduct which is materially injurious to the Company, monetarily or otherwise;

(b)          the intentional act by the Consultant of fraud, embezzlement or theft in connection with his services to the Company or any subsidiary;

(c)          the intentional damage by the Consultant to property of the Company or any subsidiary;

(d)          the intentional engagement by the Consultant in any Competitive Activity;

(e)          the intentional wrongful disclosure by the Consultant of confidential information of the Company or any subsidiary; or

(f)          the determination by a unanimous vote of the Company’s directors then in office (excluding the Consultant if he is a director) that the Consultant has demonstrated an objective, material inability to effectively provide the services which he was engaged by the Company to provide such that the services he is providing (or failing to provide) are directly and substantially injurious to the Company; but this subsection (f) shall be void and have no further effect upon the earlier of (i) the Consultant’s relocation to the Scottsdale, Arizona area or (ii) 9 months from the date of this Award.

For purposes of this Award, no act or failure to act on the Consultant’s part shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but it shall be deemed “intentional” only if it was not in good faith and without reasonable belief that his act or failure to act was in the Company’s best interest. Notwithstanding the foregoing, the Consultant shall not be deemed to have been terminated for “Cause” unless and until the Consultant receives a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the directors of the Company then in office (or the unanimous vote of the board in the case of subsection (f), and excluding the Consultant if he is a director) at a meeting of the board called and held for such purpose, after reasonable notice to the Consultant and an opportunity for the Consultant, together with his counsel (if the Consultant chooses to have counsel present at such meeting), to be heard before the board, finding that, in the good faith opinion of the board, the Consultant was guilty of conduct constituting “Cause” as defined and specifying the particulars of his conduct constituting “Cause.” Nothing in this Award shall limit the right of the Consultant or his beneficiaries to contest the validity or propriety of any such determination.

Change in Control means the occurrence during the term of this Agreement of any of the following events:

(a)          the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the combined voting power of the then outstanding Voting Stock; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) a Successful IPO; (ii) a private financing that does not transfer more than 50% of the voting power of the Company; (iii) any acquisition by the Company; (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary; or (v) any acquisition by the Company pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of subsection (c)(B) of this definition;

(b)          when individuals who, as of the date this Award, constitute the Company’s board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board, with the exception that any individual becoming a director subsequent to the date of this Award whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination), and is not pursuant to a form of Business Combination, shall be deemed to have been a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board;

(c)          consummation of (A) a reorganization, merger or consolidation or (B) a sale or other disposition of all or substantially all of the assets of the Company (each a “Business Combination”), unless, in each case, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the common stock and all or substantially all of the individuals and entities who were the beneficial owners of the voting stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other and the Consultant as their ownership, immediately prior to such Business Combination, of the common stock and the voting stock of the Company, (ii) no Person (other than the Company, such entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company, any subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such entity and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)          approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of subsection (c)(B) of this definition.

Competitive Activity means the Consultant’s participation, without the written consent of the Company’s board of directors, directly or indirectly, as a shareholder, member, employee, officer, consultant or director of a business enterprise engaged in a “Restricted Business” if such enterprise engages in competition with the Company.

Disabled means the Consultant’s incapacity due to physical or mental illness to substantially provide his services on a full-time basis for six consecutive months unless the Consultant returns to the full-time provision of his services for a period of at least three consecutive months no later than 30 days after the Company has given the Consultant a notice of termination. If the Consultant disagrees with a determination to terminate him because the Company believes he is Disabled, the Company and the Consultant, or in the event of the Consultant’s incapacity to designate a doctor, the Consultant’s legal representative, together shall choose a qualified medical doctor who shall determine whether the Consultant is Disabled. If the Company and the Consultant cannot agree on the choice of a qualified medical doctor, then the Company and the Consultant each shall choose a qualified medical doctor and the two doctors together shall choose a third qualified medical doctor, who shall determine whether the Consultant is Disabled. The determination of the chosen qualified medical doctor as to whether the Consultant is Disabled shall be binding upon the Company and the Consultant unless such determination is clearly made in bad faith.

Involuntary Termination means the occurrence of any of the following: (i) the Company gives written notice to the Consultant that the Company intends to terminate or adversely modify the terms on which the Consultant is providing consulting services or (ii) the Company reduces the Consultant’s compensation and benefits.

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Restricted Business means (i) any business or division of a business which consists of providing chiropractic services, (ii) any business of a kind in whole or in part similar to that previously or in the future engaged in by the Company or any of its subsidiaries and (iii) any other principal line of business developed or acquired by the Company or its affiliates.

Service Term means the continuous period in which the Consultant provides consulting services to the Company or serves as a director or employee of the Company.

Successful IPO means an initial public offering of the Company’s common stock in which the market capitalization of the Company immediately following the initial public offering qualifies for listing on the NASDAQ national market exchange.

Voluntary Termination means the occurrence of any of the following: (i) the date two weeks after the Consultant gives written notice to the Company that the Consultant intends to terminate his consulting services or if later, the date specified in such written notice, (ii) the Consultant dies or (iii) the Consultant becomes Disabled.

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